Exhibit 99.1

CytoSorbents Pays Off $15M Term Loans and Establishes New Undrawn

$15M Loan Commitment with Bridge Bank

Eliminates long-term debt with flexibility of a new term loan commitment to fund future expansion, if needed

MONMOUTH JUNCTION, NJ – December 10, 2020 - CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat deadly inflammation in critically ill and cardiac surgery patients around the world, announces it has closed on the Third Amendment (the “Amendment”) of its Amended Loan and Security Agreement with Bridge Bank. Under the terms of the Amendment, which closed on December 4, 2020 (the “Closing Date”), the Company repaid the outstanding principal balance of its existing $15 million term loans and simultaneously received a commitment from Bridge Bank to provide a new term loan of $15 million (the “New Term Loan”), if needed.

“As a result of the $57.5 million equity raise that the Company completed in July 2020, the Company has enough cash to meet our needs for the foreseeable future. Following a thorough review of different options, we concluded it was prudent to repay our outstanding term loan to avoid the payment of interest expense. Bridge Bank was simultaneously able to provide us with an additional $15 million term loan commitment, which is exercisable at our sole discretion over the next 12 months, should we need additional funding for expansion.” stated Ms. Kathleen P. Bloch, CPA, MBA, Chief Financial Officer of CytoSorbents. “We are pleased to continue to build on our excellent relationship with Bridge Bank, a premier lending institution with a broad scope of financial services.”

“We have been working with CytoSorbents for the past five years and are excited to continue our partnership with this rapidly growing and dynamic company that is helping to save lives,” said Ms. Lindsay Fouty, Vice President of Portfolio Management in Bridge Bank’s Life Sciences Group. “We are pleased to be a part of the success and evolution of the Company by providing attractive growth capital and flexible payment terms.”

Under the terms of the Amendment, the Company may, at its sole discretion, draw down the New Term Loan at any time over the next twelve months. The New Term Loan, if drawn, shall bear interest at the Index Rate (defined in the Amendment as the greater of 3.25% or the Prime Rate as published by the Wall Street Journal on the last business date of the month the immediately preceding the month in which the interest will accrue) plus 1.25%. In addition, the Company would be required to make payments of interest-only commencing on the first day of the month after the New Term Loan was made until January 2023. The interest-only period may be further extended through July 2023 if the Company maintains compliance certain conditions as outlined in the Amendment. Following the interest-only period, the Company will be required to make equal monthly payments of principal and interest until maturity of the New Term Loan. The maturity date of the New Term Loan is December 1, 2024.

About Bridge Bank

Bridge Bank, a division of Western Alliance Bank, Member FDIC, helps business clients realize their ambitions. Founded in 2001 in Silicon Valley, Bridge Bank offers a better way to bank for small-market and middle-market businesses across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank delivers a broad scope of financial solutions including capital, equipment and working capital credit facilities, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans, ESOP finance and a full line of international products and services. Based in San Jose, Bridge Bank has 16 offices in major markets across the country along with Western Alliance Bank’s powerful array of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation. One of the country’s top-performing banking companies, Western Alliance has ranked in the top 10 on the Forbes “Best Banks in America” list for five consecutive years, 2016-2020, and was named #1 best-performing of the 50 largest public U.S. banks for 2019 by S&P Global Market Intelligence. For more information, visit bridgebank.com.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 66 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure. CytoSorb® has been used in more than 110,000 human treatments to date. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma) and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $38 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including ECOS-300CY™, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.   For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, including statements regarding our expectations about our cash runway, the advancement of our trials, our plans to initiate new trials, our goals to develop and commercialize CytoSorb and the timing thereof, the potential impact of COVID-19 on our operations and milestones, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements, particularly in light of the current coronavirus pandemic, where businesses can be impacted by rapidly changing state and federal regulations, as well as the health and availability of their workforce. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact: Amy Vogel Investor Relations 732-398-5394 avogel@cytosorbents.com Investor Relations Contact: Jeremy Feffer LifeSci Advisors 917-749-1494 jeremy@lifesciadvisors.com
Public Relations Contact: Eric Kim Rubenstein Public Relations 212-805-3055 ekim@rubensteinpr.com